UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2017

THE CHRON ORGANIZATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55771	20-8881686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5851 Legacy Circle, Suite 600

Plano, Texas 75024

(Address of principal executive offices) (zip code)

(972) 900-2870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

Effective on November 15, 2017, The Chron Organization, Inc. (the “Company”) completed the sale to Crown Bridge Partners, LLC (“Crown Bridge”) pursuant to a Securities Purchase Agreement (the “SPA”) of a convertible promissory note in the aggregate principal amount of up to $138,000 (the “November 2017 Crown Bridge Note” or “note”) and a common stock purchase warrant to purchase 920,000 shares of the Company’s Class A Common Stock (the “November 2017 Crown Bridge Warrant”), both of which were dated November 3, 2017. Crown Bridge purchased the note and agreed to pay aggregate consideration of up to $120,000 with an original issue discount of $18,000 in tranches as follows: $46,000 of principal amount was funded by payment of $40,000 on the effective date and the balance may be funded in Crown Bridge’s sole discretion at any time. The first tranche of funding under the November 2017 Crown Bridge Note carries a prorated original issue discount of $6,000.00 and bears interest at the rate of 5% per year. Interest accrues daily on the outstanding principal amount of the note at a rate per annum equal to 5% on the basis of a 365-day year. Any amount of principal or interest on this note which is not paid when due shall bear interest at the rate of the lesser of (i) twelve (12%) per annum or (ii) the maximum amount allowed by law from the due date thereof until the same is paid. The principal amount of the note and interest are payable on the maturity date which is 12 months after the funding date of each tranche.

Crown Bridge is entitled to, at any time or from time to time, convert the Note into shares of our common stock, at a conversion price per share equal to sixty percent (60%) of the lowest traded price of the common stock during the twenty (20) trading days immediately preceding the date of the date of conversion, upon the terms and subject to the conditions of the note. The conversion price of the note is subject to adjustment in the event of stock splits, stock dividends and similar corporate events. In addition, the conversion price is subject to adjustment if we issue or sell convertible promissory notes that are convertible for a consideration per share less than the conversion price then in effect or includes a longer look back period than provided in the note. If this should occur, the conversion price is reduced to the lowest price at which these securities were issued or are exercisable or in the case of a more favorable look back period, the look back period shall be adjusted to such greater number of days. The note contains representations, warranties, events of default, beneficial ownership limitations, prepayment options, and other provisions that are customary of similar instruments.

The note is not convertible to the extent that (a) the number of shares of our common stock beneficially owned by Crown Bridge and (b) the number of shares of our common stock issuable upon the conversion of the note or otherwise would result in the beneficial ownership by Investor of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased or decreased to any percentage not exceeding 9.99% by Crown Bridge upon 61 days notice to us.

The November 2017 Crown Bridge Warrant is exercisable for a period of five years and entitles the holder to purchase shares of the Company’s Common Stock at an exercise price of $0.05 per share. The exercise price of the November 2017 Crown Bridge Warrant is subject to proportional adjustment in the event of stock splits, recapitalizations and similar corporate events. In addition, the exercise price of provided for in the November 2017 Crown Bridge Warrant is subject to adjustment if the Company issues or sells shares of its Common Stock for a consideration per share less than the conversion price or exercise price then in effect, or issue options, warrants or other securities convertible or exchange for shares of the Company’s Common Stock at a conversion or exercise price less than the conversion price or exercise price then in effect. If any of these events should occur, the exercise price each will be reduced to the lowest price at which these securities were issued or are exercisable. In addition, the November 2017 Crown Bridge Warrant may become exercisable on a cashless basis if the market price of the Company’s Common Stock exceeds the exercise price then in effect. Market price means the highest traded price of our Common Stock during the 20 trading days prior to the date of any exercise notice issued by the holder of the November 2017 Crown Bridge Warrant.

Registration Rights Agreement. The Company also entered into a piggy back registration rights agreement with Crown Bridge dated as of November 3, 2017, as required pursuant to the terms of the SPA (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to, among other things, include all “registrable” shares of the Company’s Common Stock issuable under the note on a Form S-1 filed by the Company after the issuance date of the note.

On November 17, 2017, the Company and Crown Bridge entered into an amendment to the SPA, Convertible Note and others documents entered into in connection therewith to revise the reference to reflect that all references to common stock mean a reference to the Company’s Class A common stock, par value $0.001 per share (the “Crown Bridge Amendment”).

The foregoing descriptions of the SPA, November 2017 Crown Bridge Note, November 2017 Crown Bridge Warrant and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA, November 2017 Crown Bridge Note, the November 2017 Crown Bridge Warrant, Registration Rights Agreement Crown Bridge Amendment which are attached as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.2 respectively to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation

The information provided in Item 1.01 is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the securities whose information is set forth in Item 1.01 of this Current Report on Form 8-K were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and will receive, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financials Statements and Exhibits.

Description

4.1	Convertible Promissory Note in the principal amount of $138,000 issued by The Chron Organization, Inc. to Crown Bridge Partners, LLC on November 3, 2017.

4.2	Common Stock Purchase Warrant dated November 3, 2017 issued by The Chron Organization, Inc. to Crown Bridge Partners, LLC.

10.1	Securities Purchase Agreement between The Chron Organization, Inc. and Crown Bridge Partners, LLC dated as of November 3, 2017.

10.2	Registration Rights Agreement between The Chron Organization, Inc. and Crown Bridge Partners, LLC dated as of November 3, 2017.

10.3	Amendment #1 to the Securities Purchase Agreement and Convertible Promissory Note Dated November 3, 2017 between The Chron Organization and Crown Bridge Partners, LLC dated as of November 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHRON ORGANIZATION, INC.

Dated: November 20, 2017	By:	/s/ Alex Rodriguez
Alex Rodriguez
President and Chief Executive Officer